Exhibit 23.2

                       [Letterhead of MaloneBailey, LLP]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 (amendment #4) of our report dated November 30, 2010 with respect to the audited financial statements of First American Group Inc. for the period from March 11, 2010 (date of inception) through September 30, 2010 and unaudited financial statements for the three months ended December 31, 2010.

We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ MaloneBailey, LLP
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MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas
February 16, 2011